Exhibit 16.1
THOMAS BAUMAN
CERTIFIED PUBLIC ACCOUNTANT
4 SCHAEFFER STREET
HUNTINGTON STATION, NY 11746
Telephone (631) 427-4789     Fax (631) 427-4789

June 18, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

I have read item 4 of Form 8-K dated June 11, 2008 of  SFG Financial Corporation and am in agreement with the statements contained in the first, second and third paragraphs on page one therein.  I have no basis to agree or disagree with other statements of the registrant contained therein.

/s/  Thomas Bauman C.P.A.